Exhibit 99

FOR IMMEDIATE RELEASE                            Contact:  Thomas J. Reddish
                                                           Vice President & CFO
                                                           (530) 898-0300

              TRICO BANCSHARES SELECTS KPMG AS INDEPENDENT AUDITOR


     Chico, CA - March 27, 2002. TriCo Bancshares (NASDAQ: TCBK) parent company of Tri Counties Bank, today announced that KPMG LLP has been named the Company's independent auditor for the fiscal year ending December 31, 2002, subject to ratification by the Company's shareholders at its annual meeting May 14, 2002.

     KPMG's selection follows a 13-year relationship between TriCo and Arthur Andersen LLP, during which time Andersen served TriCo well and adhered to a high standard of professionalism.

     TriCo Bancshares is filing a Form 8-K with the Securities and Exchange Commission detailing the change in independent auditor.

     Tri Counties Bank headquartered in Chico, California, has a 26 year history in the banking industry. As of December 31, 2001, Tri Counties Bank has over $1,003,000,000 in assets, and operates 30 traditional branch locations and 7 in-store branch locations, in 18 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 45 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com

                 63 Constitution Drive, Chico, California 95973